EXHIBIT 2.15



                             INTER-LENDER AGREEMENT

      THIS AGREEMENT dated as of the 23rd day of September, 1998

AMONG:

            NOVA SCOTIA BUSINESS DEVELOPMENT CORPORATION

            ("NSBDC")

                                                               OF THE FIRST PART

            -and-

            WACHOVIA BANK, N.A.

            ("Wachovia")

                                                              OF THE SECOND PART

            -and-

            ITC CANADA LIMITED

            ("ITC Canada")

                                                               OF THE THIRD PART

      WHEREAS:

 1.    NSBDC has agreed to provide certain financing to ITC Canada;

 2. Wachovia finances ITC Learning Corporation and is providing certain financing to ITC Leaning Corporation to be advanced to ITC Canada to enable ITC Canada to acquire certain assets and to carry on business;

 3. ITC Canada has agreed to guarantee the obligations of ITC Learning Corporation to Wachovia;

 4. Each of Wachovia and NSBDC are to hold mortgages and charges on the property and assets of ITC Canada.




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NOW THEREFORE,  for value received,  the parties hereto agree with each other as follows:

1.    INTERPRETATION

      1.1 DEFINITIONS. For the purposes of this agreement:

            (a) "NSBDC Debt" means the obligations of ITC Canada to NSBDC pursuant to the terms of a note in the principal amount of Cdn. $2,000,000 and the obligations of ITC Canada under the terms of a Royalty Agreement entered into between ITC
                  Canada and Grant Thornton Limited as receiver of the property and assets of Mentor Networks Inc. and High Performance Group (Canada) Inc., when and if such Royalty Agreement is assigned by the said Grant Thornton Limited to NSBDC;

            (b) "NSBDC Security" means security documents now or hereafter delivered under or on connection with the NSBDC Debt or otherwise securing or being intended to secure the NSBDC Debt including:

                  (i) a debenture in the principal amount of Cdn. $3,600,000 executed or to be executed by ITC Canada in favour of NSBDC and the pledge of the debenture pursuant to the terms of a pledge agreement;

                  (ii) a general security agreement executed or to be executed by ITC Canada in favour of NSBDC containing a charge on all of the assets of ITC Canada;

            (c) "Wachovia Debt" means the obligations of ITC Canada under a guarantee executed or to be executed by ITC Canada in favour of Wachovia to secure the debts and obligations of ITC Learning Corporation to Wachovia;

            (d) "Wachovia Security" means security documents now or hereafter delivered under or in connection with the Wachovia Debt or otherwise securing or being intended to secure the Wachovia Debt including:

                  (i) a debenture executed or to be executed by ITC Canada in favour of Wachovia and the pledge of the debenture pursuant to the terms of a pledge agreement;

                  (ii) a general security agreement executed or to be executed by ITC Canada in favour of Wachovia containing a charge on all of the assets of ITC Canada.

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2.    CONSENTS

      2.1 NSBDC hereby consents to the creation and issuance by ITC Canada to Wachovia of the Wachovia Security and to the incurring by ITC Canada of the obligations secured thereby.

      2.2. Wachovia hereby consents to the creation and issuance by ITC Canada to NSBDC of the NSBDC Security and to the incurring of the obligations secured thereby.

3.    PRIORITIES

      3.1 Each of NSBDC, Wachovia and ITC Canada declare, covenant and agree with each other that the NSBDC Security and the Wachovia Security shall operate as follows:

            (a) the Wachovia Security shall constitute a first security interest in all of the accounts receivable and inventory of ITC Canada and the NSBDC Security shall be enforced subject to the rights of Wachovia to the accounts receivable and inventory so long as ITC Canada is obligated to Wachovia;

            (b) subject to section 3.1(a), the NSBDC Security and the Wachovia Security shall rank pari passu on all other assets of ITC
                  Canada on the basis of the amounts outstanding at the commencement of enforcement of any security held by NSBDC or by Wachovia on the Cdn. $2,000,000 loan advanced or to be advanced by NSBDC and, with respect to Wachovia, the lesser of:

                  (i)   the  amount  owed  by  ITC  Learning   Corporation  to
                        Wachovia, and

                  (ii)  Cdn. $1,000,000;

            (c) after the sharing pari passu as provided for in section 3.1(b), the Wachovia Security may be enforced to recover payment of any other obligation of ITC Canada to Wachovia and, following full satisfaction of such obligations, the NSBDC Security may be enforced to recover payment of any other portion of the NSBDC Debt remaining after recovery by NSBDC of the amounts referred to in the preceding section 3.1(b).

      3.2 Any proceeds received by ITC Canada or by NSBDC or by Wachovia in respect of assets of ITC Canada charged by the NSBDC Security or the Wachovia Security shall be dealt with according to the preceding provisions hereof as so paid or payable as proceeds of realization of the collateral for which they compensate, and all proceeds received by ITC Canada shall be held in trust by it for the benefit of NSBDC and Wachovia as the case may be, in accordance with the provisions hereof.

      3.3 The provisions hereof shall apply in all events and circumstances regardless of:

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            (a)   the date of execution, attachment, registration, perfection or reperfection of any security interest held by NSBDC or Wachovia;

            (b) the date of any advance or advances made to ITC Canada by NSBDC or to ITC Learning Corporation by Wachovia;

            (c) the date of default by ITC Canada under either the NSBDC Security or the Wachovia Security, the date of crystallization of any floating charges held by NSBDC or by Wachovia or the date of any enforcement action of either of them;

            (d) any priority granted by any principle of law or any statute.

      3.4 If any of the NSBDC Security or the Wachovia Security is found to be unenforceable, invalid, unregistered or unperfected against any party other than NSBDC or Wachovia by a court of competent jurisdiction, and all appeals from any such party have been heard and determined or the time for making any such appeal has expired without an appeal being made, the provisions of Section 3.1 to and including 3.3 of this Agreement shall not apply to such security to the extent that it is so found.

4.    DEFAULT AND DEMAND

      4.1 In the event that there is a default by ITC Canada with respect to the NSBDC Debt or the Wachovia Debt which results in NSBDC or Wachovia notifying ITC Canada in writing of such a default, then
            NSBDC or Wachovia, as the case may be, shall give a copy of that written notice of default to the other coincidentally with it giving such notice to ITC Canada.

      4.2 Either party may, in accordance with the terms of its respective loans, demand repayment from ITC Canada. Not less than two (2) business days before issuing a demand, NSBDC or Wachovia, as the case may be, shall give notice to the other providing particulars of the default and a copy of the intended demand. In the event that either NSBDC or Wachovia believes that the two (2) business days notice as hereinbefore provided may adversely affect its ability to enforce its security and to recover its indebtedness, it may proceed without giving such two (2) business days notice but it shall nevertheless provide to the other any notice of demand or other proceedings which it may serve upon ITC Canada.

      4.3   In the event that NSBDC or  Wachovia  gives  notice as  provided  in article 4.2 hereof, then NSBDC or Wachovia, as the case may be, within two (2) business days from the date of receipt of the notice shall have the right to pay to the other the amount of the other's debt then outstanding and to take an assignment of the other's debt and an assignment of the other's interest in either the NSBDC Security or the Wachovia Security.

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5.    RECOVERY

      5.1 In the event that either NSBDC or Wachovia desires to appoint an agent or receiver to invoke any other process to effect recovery of its indebtedness or to realize upon its security, it shall first attempt to consult with the other and to agree as to the appointment of a common agent or receiver and as to the process to be followed with respect to recovery. However, neither NSBDC nor Wachovia shall be barred from appointing an agent or receiver or to effect other process, by failure to contact the other, or to agree as to the terms of the appointment, provided always that any agent or receiver appointed will be a licensed trustee in bankruptcy employed with a national accounting firm.

      5.2   If the parties agree to a common course of action in accordance with article 5.1 and any matter arises which requires a direction to be given to the agent or the receiver or approval of any step taken or any act to be done in and about the management of the agency or receivership, then the matter shall be decided jointly by NSBDC and Wachovia. If NSBDC and Wachovia are unable to agree on the direction to be given then another licensed trustee, independent of the agent or receiver, and selected by the agent or the receiver shall decide on the direction to be given.

6.    DISTRIBUTION OF PROCEEDS

      6.1 Any monies and proceeds received by NSBDC or Wachovia pursuant to any realization on or enforcement of the NSBDC Security or Wachovia Security, as the case may be, whether from sale, insurance proceeds or other source of funds, or under any dissolution, winding-up, liquidation or other scheme of arrangement or any insolvency, receivership or bankruptcy proceedings, will be distributed and paid as follows:

            (a) firstly, in payment of all costs, charges and expenses of and incidental to and that may be properly incurred in connection with any realization or enforcement procedures as may have been taken;

            (b) secondly, in payment of any disbursements made by either NSBDC or Wachovia pursuant to the NSBDC Security, NSBDC Debt, Wachovia Security or Wachovia Debt;

            (c) thirdly, in payment of the Wachovia Debt to the extent that such monies and proceeds derive from the inventories and accounts receivable of ITC Canada and there is at such time outstanding Wachovia Debt owed to Wachovia;

            (d) fourthly, distributed pari passu in payment of the Wachovia Debt and the NSBDC Debt shared as set out in section 3.1(b) hereof;

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            (e)   fifthly,  in the  event  that  after  the  application  of the recoveries pursuant to the preceding paragraphs hereof, there is still additional monies and at that time there is still outstanding Wachovia Debt, the amount of such surplus shall be paid to the Wachovia to be applied against the Wachovia Debt;

            (f) sixthly, in the event that after repayment of the amount owed to NSBDC on the Cdn. $2,000,000 note there is still NSBDC Debt outstanding, the amount of any surplus monies shall be paid to NSBDC to be applied to the NSBDC Debt;

            (g) seventhly, as to any surplus, after repayment of NSBDC Debt and Wachovia Debt as hereinbefore provided for, to such other persons or corporations as required by the terms of the NSBDC Security and Wachovia Security or as required by law.

      6.2 Should NSBDC or Wachovia receive any payments, distributions, funds or proceeds contemplated under this article 6, then they must provide an accounting to the other in connection therewith upon request.

7.    PAYMENT ARRANGEMENTS

      7.1 From time to time upon request therefore, NSBDC and Wachovia may advise each other of the particulars of the indebtedness and obligations to each other and all security held by each therefore.

      7.2 Each of the parties hereto shall permit any of the other parties and their employees, agents and contractors, access at all reasonable times to inspect any property and assets of ITC Canada upon which such other party has a charge or security interest in accordance with the terms hereof, to make copies of or extracts from any books of account and all records, ledgers, reports, documents and other writings relating to such property and assets, and to permit such other party to remove such property and assets from the premises of ITC Canada at all reasonable times without interference, provided that such other party shall promptly repair any damage caused to the premises by the removal of any such property or assets.

8.    CONSENT OF ITC CANADA

      8.1 ITC Canada hereby consents and agrees to the terms of this Agreement, and confirms to and agrees with NSBDC and Wachovia that so long as ITC Canada remains obligated or indebted to NSBDC and Wachovia, ITC Canada shall stand possessed of its assets so charged in favour of NSBDC and Wachovia in accordance with their respective interests and priorities as set out in this Agreement.

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9.    GENERAL

      9.1 NSBDC or Wachovia may transfer or assign its respective security so long as the transfer or assignment is subject to the terms of this Agreement.

      9.2 Any notice required or permitted to be given pursuant to this Agreement shall be in writing and shall be addressed and delivered to the parties at the following addresses:

            (a)   if to NSBDC:

                  World Trade and Convention Centre
                  1800 Argyle Street
                  PO Box 519
                  Halifax, NS  B3J 2R7

                  Attention:  President
                  Facsimile:  (902) 424-6823

            (b)   if to Wachovia:

                  8117 Leesburg Pike
                  Vienna, Virginia 22182

                  Attention: D. Randolph Bryan Wilson, Vice-President
                  Facsimile:  (703)  827-1206

            (c) if to ITC Canada:

                  Suite 600
                  Purdy's Wharf Tower One
                  1959 Upper Water Street
                  Halifax, NS B3J 3N2

                  Attention:  President
                  Facsimile:  (902) 421-5199

            Notice may be sent by fax or served personally and in each case shall be deemed to be received on the day so transmitted by fax or personally delivered.

      9.3 This Agreement may be executed in several counterparts and by facsimile signature, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and shall be effective as of the formal date hereof.

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      9.4   This Agreement shall enure to the benefit of and be binding upon the
            parties  hereto  and  their  respective   successors  and  permitted
            assigns.

      9.5 This Agreement shall continue in full force and effect until the date on which it is either terminated by the unanimous consent of NSBDC and Wachovia, or the indebtedness secured by the NSBDC Security and the Wachovia Security, as the case may be, ceases to exist.

      9.6 The execution and delivery of this Agreement by NSBDC and Wachovia or the performance of their respective obligations hereunder shall not constitute or be deemed to be construed as constituting any partnership, joint venture, association, syndication or similar relationship between them.

      9.7 Nothing to this Agreement is intended to or shall impair or affect the obligations of ITC Canada to pay the NSBDC Debt or the Wachovia Debt in accordance with their respective terms nor entitle it to any notice or delay in demand or realization or enforcement of the security.

      9.8 The parties hereto agree to execute and provide such further and other documents and do such further and other acts as may be necessary to give effect to this Agreement.

      9.9 This Agreement shall be governed by and construed in accordance with the laws of the Province of Nova Scotia.

      IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their duly authorized officers.

SIGNED, SEALED AND DELIVERED         )  NOVA SCOTIA BUSINESS
  in the presence of                 )  DEVELOPMENT CORPORATION
                                     )
                                     )       /s/ Roy Sherwood
/s/ Robert G. MacKeigan              ) Per:  /s/ Andrew H. Hare
                                     )     ----------------------
                                     )  WACHOVIA BANK, N.A.
                                     )
                                     )
                                     ) Per:  /s/ D. Randolph Bryan Wilson
                                     )     ------------------------------
                                     )
                                     )  ITC CANADA LIMITED
                                     )
                                     ) Per: /s/ Wendy G. Berney
                                     )      /s/ Phillip Read
                                     )     ---------------------------